Exhibit 99.1

NEWS RELEASE

Pactiv Evergreen Inc. Announces Definitive Agreement to Sell Pine Bluff Paper Mill and Waynesville Extrusion Facility to Suzano SA

Concludes Strategic Alternatives Review

LAKE FOREST, Ill., July 12, 2024 (GLOBE NEWSWIRE) - Pactiv Evergreen Inc. (NASDAQ: PTVE) (“Pactiv Evergreen” or the “Company”) today announced that it has signed a definitive agreement (the “Agreement”) to sell its Pine Bluff, Arkansas, paper mill (“Pine Bluff”) and Waynesville, North Carolina, extrusion facility (“Waynesville”), to global paper and pulp producer Suzano S.A. (“Suzano”) for $110 million in cash (the “Transaction”), subject to customary adjustments for closing amounts such as working capital. Suzano has agreed to offer employment to current employees at Pine Bluff and Waynesville.

Pine Bluff produces liquid packaging board and cupstock used to make fresh beverage cartons, paper cups and other fiber-based food and beverage packaging. Waynesville provides incremental extrusion capacity for the board produced at Pine Bluff. Pactiv Evergreen and Suzano have also agreed to enter into a long-term supply arrangement at the closing of the Transaction pursuant to which Suzano would use Pine Bluff and Waynesville to supply liquid packaging board to Pactiv Evergreen’s converting business.

“The sale of Pine Bluff and Waynesville concludes the strategic alternatives review process,” said Michael King, President and Chief Executive Officer of Pactiv Evergreen. “This Transaction is consistent with our disciplined focus on value creation, and we expect it to reduce the capital intensity of our business, improve our cash flow profile and further strengthen our balance sheet.”

Mr. King added, “We put considerable thought into positioning Pine Bluff and Waynesville for the future and believe this Agreement serves the best interests of our stakeholders and our local communities. I want to thank our Pine Bluff and Waynesville employees for their significant contributions to Pactiv Evergreen and continued dedication to our customers.”

The Transaction is anticipated to close in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, including foreign antitrust approval. Based on the Transaction’s estimated cash proceeds the Company currently expects to record a non-cash impairment charge of approximately $320 million to $340 million in the third quarter of 2024.

The Company expects to provide updated guidance for fiscal year 2024, reflecting changes in management’s assumptions resulting from signing the Agreement, concurrent with its second quarter earnings.

UBS Investment Bank is serving as financial advisor to Pactiv Evergreen, and Debevoise & Plimpton LLP is serving as legal advisor.

About Pactiv Evergreen Inc. Pactiv Evergreen Inc. (NASDAQ: PTVE) is a leading manufacturer and distributor of fresh foodservice and food merchandising products and fresh beverage cartons in North America. The Company produces a broad range of on-trend and feature-rich products that protect, package and display food and beverages for today’s consumers. Its products, many of which are made with recycled, recyclable or renewable materials, are sold to a diversified mix of customers, including restaurants, foodservice distributors, retailers, food and beverage producers, packers and processors. Learn more at www.pactivevergreen.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the impact of the Transaction on the capital intensity of our business and our cash flow profile, the timing of the closing of the Transaction, the size of the estimated impairment charge to be recognized by the Company in connection with the Transaction and the timing on which we provide updated guidance, if any. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, in each case filed with the Securities and Exchange Commission. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement the Company makes. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Curt Worthington

847.482.2040

InvestorRelations@pactivevergreen.com